EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-30976, 333-47101, 333-56615 and 333-56675 and Form S-3 No. 333-84461, of Jacuzzi Brands, Inc. of our report dated November 21, 2003 with respect to the consolidated financial statements and schedule of Jacuzzi Brands, Inc. included in this Annual Report on Form 10-K for the fiscal year ended September 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

West Palm Beach, Florida

December 16, 2003